Exhibit 23.1

Consent Of Independent Auditors

The Board of Directors

MetaSolv, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Dallas, Texas

March 10, 2003